EXHIBIT 99.1

STURM, RUGER & CO., INC. SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS FIRST QUARTER
EARNINGS OF 44¢ PER SHARE

SOUTHPORT, CONNECTICUT, April 27, 2010--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the first quarter of 2010, the Company reported net sales of $68.3 million and earnings per share of 44¢, compared with sales of $63.5 million and earnings per share of 30¢ in the first quarter of 2009.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s first quarter of 2010:

•	Our year-over-year performance was highlighted by a 47% increase in earnings and an 8% increase in net sales.

•
Demand for our products remained strong in the first quarter of 2010.  Estimated sell-through of our products from distributors to retailers in the first quarter of 2010 increased by approximately 8% from the first quarter of 2009 and approximately 21% from the fourth quarter of 2009.  This sales growth, despite declines of 4% and 5% in National Instant Criminal Background Check System (NICS) background checks over the same periods, suggests we gained market share.

•	Our firearms unit production increased 3% from the fourth quarter of 2009, and 15% from the first quarter of 2009.

•	Our backlog grew to 239,900 units and $72 million at the end of the first quarter of 2010, from 181,000 units and $60 million at the end of 2009.

•
In January, we launched the SR9c, a compact version of the full-size SR9 striker-fired, semi-automatic pistol.  The SR9c has been very popular since its introduction, and it has also generated renewed interest in the full-size SR9 pistol.

•
New product introductions, including the new SR9c pistol, remain a strong driver of demand, and products introduced since January 2008 represented $27 million or 39% percent of sales in the first quarter of 2010.

•
Cash generated from operations during the first quarter of 2010 was $10 million. At the end of the first quarter of 2010, our cash and equivalents totaled $59 million.  Our current ratio is 3.1 to 1 and we have no debt.

•
During the first quarter of 2010, capital expenditures totaled $5.7 million, much of it related to tooling and equipment for new products.  We expect to invest approximately $12 to $18 million for capital expenditures during 2010.

•	At the end of the first quarter of 2010, stockholders’ equity was $103 million, which equates to a book value of $5.39 per share, of which $3.08 per share was cash and equivalents.

Chief Executive Officer Michael O. Fifer issued a letter to Ruger shareholders today, and the Company filed its Quarterly Report on Form 10-Q for the first quarter of 2010. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

Both the Quarterly Report on Form 10-Q and the letter to Ruger shareholders on Form 8-K are available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate/.  Investors are urged to read the complete Form 10-Q and the letter to shareholders to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger
Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations.  Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)
(Dollars in thousands, except share data)

	April 3, 2010	December 31, 2009

Assets

Current Assets
Cash and cash equivalents	$5,642	$5,008
Short-term investments	53,235	50,741
Trade receivables, net	27,615	25,049
Gross inventories	47,526	51,048
Less LIFO reserve	(38,435)	(38,663)
Less excess and obsolescence reserve	(1,930)	(2,727)
Net inventories	7,161	9,658

Deferred income taxes	5,349	5,893
Prepaid expenses and other current assets	1,542	2,062
Total current assets	100,544	98,411

Property, plant and equipment	139,399	134,057
Less allowances for depreciation	(103,106)	(101,324)
Net property, plant and equipment	36,293	32,733
Deferred income taxes	6,878	6,190
Other assets	4,609	4,345
Total Assets	$148,324	$141,679

STURM, RUGER & COMPANY, INC.

	April 3, 2010	December 31, 2009

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$11,824	$12,011
Product liability	961	1,147
Employee compensation and benefits	8,283	12,890
Workers’ compensation	5,400	5,443
Income taxes payable	5,733	1,543
Total current liabilities	32,201	33,034

Accrued pension liability	12,180	12,194
Product liability accrual	859	935
Contingent liabilities – Note 9	--	--
Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	--	--
Common Stock, par value $1:
Authorized shares – 40,000,000 2010 – 22,866,369 issued, 19,112,548 outstanding 2009 – 22,826,601 issued, 19,072,780 outstanding	22,866	22,827
Additional paid-in capital	8,390	8,031
Retained earnings	122,357	115,187
Less: Treasury stock – at cost 2010 and 2009 – 3,753,821 shares	(30,167)	(30,167)
Accumulated other comprehensive loss	(20,362)	(20,362)
Total Stockholders’ Equity	103,084	95,516
Total Liabilities and Stockholders’ Equity	$148,324	$141,679

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	April 3, 2010	April 4, 2009

Net firearms sales	$67,269	$62,227
Net castings sales	1,007	1,302
Total net sales	68,276	63,529

Cost of products sold	45,145	44,003
Gross margin	23,131	19,526

Expenses:
Selling	5,899	5,445
General and administrative	3,932	4,147
Other operating expenses, net	400	500
Total operating expenses	10,231	10,092

Operating income	12,900	9,434

Other income:
Interest (expense) income, net	(33)	(18)
Other income (expense), net	127	(50)
Total other income, net	94	(68)

Income before income taxes	12,994	9,366

Income taxes	4,678	3,559

Net income	$8,316	$5,807

Earnings per share
Basic	$0.44	$0.30
Diluted	$0.43	$0.30

Average shares outstanding
Basic	19,087	19,045
Diluted	19,340	19,175

Cash dividends per share	$0.06	-

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Three Months Ended
	April 3, 2010	April 4, 2009

Operating Activities
Net income	$8,316	$5,807
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	2,135	1,662
Slow moving inventory valuation adjustment	(761)	-
Stock-based compensation	628	920
Gain on sale of assets	(3)	-
Deferred income taxes	(408)	614
Changes in operating assets and liabilities:
Trade receivables	(2,566)	198
Inventories	3,258	3,627
Trade accounts payable and accrued expenses	(4,836)	167
Product liability	(262)	(415)
Prepaid expenses, other assets and other liabilities	242	(1,240)
Income taxes payable	4,189	(971)
Cash provided by operating activities	9,932	10,369

Investing Activities
Property, plant and equipment additions	(5,696)	(3,701)
Proceeds from sale of assets	5	-
Purchases of short-term investments	(34,992)	(25,979)
Proceeds from maturities of short-term investments	32,498	14,559
Cash used for investing activities	(8,185)	(15,121)

Financing Activities
Tax benefit from exercise of stock options	33	-
Repayment of line of credit balance	-	(1,000)
Repurchase of common stock	-	(14)
Dividends paid	(1,146)	-
Cash used for financing activities	(1,113)	(1,014)

Increase (decrease) in cash and cash equivalents	634	(5,766)

Cash and cash equivalents at beginning of period	5,008	9,688

Cash and cash equivalents at end of period	$5,642	$3,922